                                                                  EXHIBIT (e)(2)

                               DEALER AGREEMENT

                 PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

   Prudential Investment Management Services LLC ("Distributor") and ___________ ("Dealer") have agreed that Dealer will participate in the distribution of shares ("Shares") of all the funds and series thereof (as they may exist from time to time) comprising the Prudential Mutual Fund Family (each a "Fund" and collectively the "Funds") and any classes thereof for which Distributor now or in the future serves as principal underwriter and distributor, subject to the terms of this Dealer Agreement ("Agreement"). Any such additional Funds will be included in this Agreement upon Distributor's written notification to Dealer.

    1. Licensing
       ---------

        a. Dealer represents and warrants that it is: (i) a broker-dealer registered with the Securities and Exchange Commission ("SEC"); (ii) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and (iii) licensed by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds, to the extent necessary to perform the duties and activities contemplated by this Agreement.

        b. Dealer represents and warrants that each of its partners, directors, officers, employees, and agents who will be utilized by Dealer with respect to its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of The Funds.

        c. Dealer agrees that: (i) termination or suspension of its registration with the SEC; (ii) termination or suspension of its membership with the NASD, or (iii) termination or suspension of its license to do business by any state or other jurisdiction or federal regulatory agency shall immediately cause the termination of this Agreement. Dealer further agrees to immediately notify Distributor in writing of any such action or event.

        d. Dealer agrees that this Agreement is in all respects subject to the Conduct Rules of the NASD and such Conduct Rules shall control any provision to the contrary in this Agreement.

        e. Dealer agrees to be bound by and to comply with all applicable state and federal laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of mutual fund shares.

    2. Orders
       ------

        a. Dealer agrees to offer and sell Shares of the Funds (including those of each of its classes) only at the regular public offering price applicable to such Shares and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Shares and the effective time of orders received from Dealer) are subject to: (i) the terms of the then current prospectus and statement of additional information (including any supplements, stickers or amendments thereto) relating to each Fund, as filed with the SEC ("Prospectus"); (ii) the new account application for each Fund, as supplemented or amended from time to time; and (iii) Distributor's written instructions and multiple class pricing procedures and guidelines, as provided to Dealer from time to time. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

        b. Distributor reserves the right at any time, and without notice to Dealer, to suspend the sale of Shares or to withdraw or limit the offering of Shares. Distributor reserves the unqualified right not to accept any specific order for the purchase or sale of Shares.

        c. In all offers and sales of the Shares to the public, Dealer is not authorized to act as broker or agent for, or employee of, Distributor, any Fund or any other dealer, and Dealer shall not in any manner represent to any third party that Dealer has such authority or is acting in such capacity. Rather, Dealer agrees that it is acting as principal for Dealer's own account or as agent on behalf of Dealer's customers in all transactions in Shares, except as provided in Section 3.i. hereof. Dealer acknowledges that it is solely responsible for all suitability determinations with respect to sales of Shares of the Funds to Dealer's customers and that Distributor has no responsibility for the manner of Dealer's performance of, or for Dealer's acts or omissions in connection with, the duties and activities Dealer provides under this Agreement.

        d. All orders are subject to acceptance by Distributor in its sole discretion and become effective only upon confirmation by Distributor.

        c. Distributor agrees that it will accept from Dealer orders placed through a remote terminal or otherwise electronically transmitted via the National Securities Clearing Corporation ("NSCC") Fund/Serv Networking program, provided, however, that appropriate documentation thereof and agreements relating thereto are executed by both parties to this Agreement, including in particular the standard NSCC Networking Agreement and any other related agreements between Distributor and Dealer deemed appropriate by Distributor, and that all accounts opened or maintained pursuant to that program will be governed by applicable NSCC rules and procedures. Both parties further agree that, if the NSCC Fund/Serv Networking program is used to place orders, the standard NSCC Networking Agreement will control insofar as there is any conflict between any provision of the Dealer Agreement and the standard NSCC Networking Agreement.

   3. Duties of Dealer
      ----------------

        a. Dealer agrees to purchase Shares only from Distributor or from Dealer's customers.

        b. Dealer agrees to enter orders for the purchase of Shares only from Distributor and only for the purpose of covering purchase orders Dealer has already received from its customers or for Dealer's own bona fide investment.

        c. Dealer agrees to date and time stamp all orders received by Dealer and promptly, upon receipt of any and all orders, to transmit to Distributor all orders received prior to the time described in the Prospectus for the calculation of each Fund's net asset value so as to permit Distributor to process all orders at the price next determined after receipt by Dealer, in accordance with the Prospectus. Dealer agrees not to withhold placing orders for Shares with Distributor so as to profit itself as a result of such inaction.

        d. Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer and to furnish Distributor or regulatory authorities with copies of such records upon request. In that regard, Dealer agrees that, unless Dealer holds Shares as nominee for its customers or participates in the NSCC Fund/Serv Networking program, at certain matrix levels, it will provide Distributor with all necessary information to comply properly with all federal, state and local reporting requirements and backup and nonresident alien withholding requirements for its customer accounts including, without limitation, those requirements that apply by treating Shares issued by the Funds as readily tradable instruments. Dealer represents and agrees that all Taxpayer Identification Numbers ("TINs") provided are certified, and that no account that requires a certified TIN will be established without such certified TIN. With respect to all other accounts, including Shares held by Dealer in omnibus accounts and Shares purchased or sold through the NSCC Fund/Serv Networking program, at certain matrix levels, Dealer agrees to perform all federal, state and local tax reporting with respect to such accounts, including without limitation redemptions and exchanges.

        e. Dealer agrees to distribute or cause to be delivered to its customers Prospectuses, proxy solicitation materials and related information and proxy cards, semi-annual and annual shareholder reports and any other materials in compliance with applicable legal requirements, except to the extent that Distributor expressly undertakes to do so in writing.

        f. Dealer agrees that if any Share is repurchased by any Fund or is tendered for redemption within seven (7) business days after confirmation by Distributor of the original purchase order from Dealer, Dealer shall forfeit its right to any concession or commission received by Dealer with respect to such Share and shall forthwith refund to Distributor the full concession allowed to Dealer or commission paid to Dealer on the original sale. Distributor agrees to notify Dealer of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Dealer from its obligation under this provision.

        g. Dealer agrees that payment for Shares ordered from Distributor shall be in Fed Funds, New York clearinghouse or other immediately available funds and that such funds shall be received by Distributor by the earlier of
(i) the end of the third (3rd) business day following Dealer's receipt of the customer's order to purchase such Shares, or (ii) the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended. If such payment is not received by Distributor by such date, Dealer shall forfeit its right to any concession or commission with respect to such order, and Distributor reserves the right, without notice, forthwith to cancel the sale, or, at its option, to sell the Shares ordered back to the Fund, in which case Distributor may hold Dealer responsible for any loss, including loss of profit, suffered by Distributor resulting from Dealer's failure to make payment as aforesaid. If a purchase is made by check, the purchase is deemed made upon conversion of the purchase instrument into Fed Funds, New York clearinghouse or other immediately available funds.

        h. Dealer agrees that it: (i) shall assume responsibility for any loss to the Fund caused by a correction to any order placed by Dealer that is made subsequent to the trade date for the order, provided such order correction was not based on any negligence on Distributor's part; and (ii) will immediately pay such loss to the Fund upon notification.

        i. Dealer agrees that in connection with orders for the purchase of Shares on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Dealer shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order with Distributor until it has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a retirement plan account, the completed documents necessary to establish the retirement plan. Dealer agrees to indemnify Distributor and its affiliates for any claim, loss, or liability resulting from incorrect investment instructions received by Distributor from Dealer.

        j. Dealer agrees that it will not make any conditional orders for the purchase or redemption of Shares and acknowledges that Distributor will not accept conditional orders for Shares.

        k. Dealer agrees that all out-of-pocket expenses incurred by it in connection with its activities under this Agreement will be borne by Dealer.

        1. Dealer agrees that it will keep in force appropriate broker's blanket bond insurance policies covering any and all acts of Dealer's partners, directors, officers, employees, and agents adequate to reasonably protect and indemnify the Distributor and the Funds against any loss which any party may suffer or incur, directly or indirectly, as a result of any action by Dealer or Dealer's partners, directors, officers, employees, and agents.

        m. Dealer agrees that it will maintain the required net capital as specified by the rules and regulations of the SEC, NASD and other regulatory authorities.


   4. Dealer Compensation
      -------------------

        a. On each purchase of Shares by Dealer from Distributor, the total sales charges and dealer concessions or commissions, if any, payable to Dealer shall be as stated on Schedule A to this Agreement, which may be amended by Distributor from time to time. Distributor reserves the right, without prior notice, to suspend or eliminate such dealer concession or commissions by amendment, sticker or supplement to the then current Prospectus for each Fund. Such sales charges and dealer concessions or commissions, are subject to reduction under a variety of circumstances as described in each Fund's then current Prospectus. For an investor to obtain any reduction, Distributor must be notified at the time of the sale that the sale qualifies for the reduced sales charge. If Dealer fails to notify Distributor of the applicability of a reduction in the sales charge at the time the trade is placed, neither Distributor nor any Fund will be liable for amounts necessary to reimburse any investor for the reduction that should have been effected. Dealer acknowledges that no sales charge or concession or commission will be paid to Dealer on the reinvestment of dividends or capital gains reinvestment or on Shares acquired in exchange for Shares of another Fund, or class thereof, having the same sales charge structure as the Fund, or class thereof, from which the exchange was made, in accordance with the Prospectus.

        b. In accordance with the Funds' Prospectuses, Distributor or any affiliate may, but is not obligated to, make payments to dealers from Distributor's own resources as compensation for certain sales that are made at net asset value ("Qualifying Sales"). If Dealer notifies Distributor of a Qualifying Sale, Distributor may make a contingent advance payment up to the maximum amount available for payment on the sale. If any of the Shares purchased in a Qualifying Sale are redeemed within twelve (12) months of the end of the month of purchase, Distributor shall be entitled to recover any advance payment attributable to the redeemed Shares by reducing any account payable or other monetary obligation Distributor may owe to Dealer or by making demand upon Dealer for repayment in cash. Distributor reserves the right to withhold advances to Dealer, if for any reason Distributor believes that it may not be able to recover unearned advances from Dealer.

        c. With respect to any Fund that offers Shares for which distribution plans have been adopted under Rule l2b-1 under the Investment Company Act of 1940, as amended ("Rule l2b-1 Plans"), Distributor also is authorized to pay the Dealer continuing distribution and/or service fees, as specified in Schedule A and the relevant Fund Prospectus, with respect to Shares of any such Fund, to the extent that Dealer provides distribution, marketing, administrative and other services and activities regarding the promotion of such Shares and the maintenance of related shareholder accounts.

        d. In connection with the receipt of distribution fees and/or service fees under Rule l2b-1 Plans applicable to Shares purchased by Dealer's customers, Distributor directs Dealer to provide enhanced shareholder services such as: processing purchase and redemption transactions; establishing shareholder accounts; and providing certain information and assistance with respect to the Funds. (Redemption levels of shareholder accounts assigned to Dealer will be considered in evaluating Dealer's continued ability to receive payments of distribution and/or service fees.) In addition, Dealer agrees to support Distributor's marketing efforts by, among other things, granting reasonable requests for visits to Dealer's office by Distributor's wholesalers and marketing representatives, including all Funds covered by a Rule 12b-1 Plan on Dealer's "approved," "preferred" or other similar product lists, if applicable, and otherwise providing satisfactory product, marketing and sales support. Further, Dealer agrees to provide Distributor with supporting documentation concerning the shareholder services provided, as Distributor may reasonably request from time to time.

        e. All Rule l2b-1 Plan distribution and/or servicing fees shall be based on the value of Shares attributable to Dealer's customers and eligible for such payment, and shall be calculated on the basis of and at the rates set forth in the compensation schedule then in effect. Without prior approval by a majority of the outstanding shares of a Fund, the aggregate annual fees paid to Dealer pursuant to any Rule l2b-1 Plan shall not exceed the amounts stated as the "annual maximums" in each Fund's Prospectus, which amount shall be a specified percent of the value of the Fund's net assets held in Dealer's customers' accounts that are eligible for payment pursuant to the Rule 12b-1 Plans (determined in the same manner as each Fund uses to compute its net assets as set forth in its then current Prospectus).

        f. The provisions of any Rule l2b-1 Plan between the Funds and the Distributor shall control over this Agreement in the event of any inconsistency. Each Rule l2b-1 Plan in effect on the date of this Agreement is described in the relevant Fund's Prospectus. Dealer hereby acknowledges that all payments under Rule 12b-1 Plans are subject to limitations contained in such Rule 12b-1 Plans and may be varied or discontinued at any time.

   5.  Redemptions, Repurchases and Exchanges
       --------------------------------------

        a. The Prospectus for each Fund describes the provisions whereby the Fund, under all ordinary circumstances, will redeem Shares held by shareholders on demand. Dealer agrees that it will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the Prospectus and the underlying organizational documents of the Fund, to which it refers, and that Dealer will pay as redemption proceeds to shareholders the net asset value, minus any applicable deferred sales charge or redemption fee, determined after receipt of the order as discussed in the Prospectus.

        b. Dealer agrees not to repurchase any Shares from its customers at a price below that next quoted by the Fund for redemption or repurchase, i.e., at the net asset value of such Shares, less any applicable deferred sales charge, or redemption fee, in accordance with the Fund's Prospectus, Dealer shall, however, be permitted to sell Shares for the account of the customer or record owner to the Funds at the repurchase price then currently in effect for such Shares and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Dealer discloses the fee or commission to the customer or record owner. Nevertheless, Dealer agrees that it shall not under any circumstances maintain a secondary market in such repurchased Shares.

        c. Dealer agrees that, with respect to a redemption order it has made, if instructions in proper form, including any outstanding certificates, are not received by Distributor within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on Distributor's part or on the part of any Fund, or Distributor, at its option, may buy the shares redeemed on behalf of the Fund, in which latter case Distributor may hold Dealer responsible for any loss, including loss of profit, suffered by Distributor resulting from Distributor's failure to settle the redemption.

        d. Dealer agrees that it will comply with any restrictions and limitations on exchanges described in each Fund's Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing).


   6.  Multiple Classes of Shares
       --------------------------

        Distributor may, from time to time, provide Dealer with written guidelines or standards relating to the sale or distribution of Funds offering multiple classes of Shares with different sales charges and distribution-related operating expenses.


   7.  Fund Information
       ----------------

        a. Dealer agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Shares of any Fund except those contained in the Fund's then current Prospectus or in materials provided by Distributor.

        b. Distributor will Supply to Dealer Prospectuses, reasonable quantities of sales literature, sales bulletins, and additional sales information as provided by Distributor. Dealer agrees to use only advertising or sales material relating to the Funds that: (i) is supplied by Distributor, or
(ii) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of Shares of the Funds and is approved in writing by Distributor in advance of its use. Such approval may be withdrawn by Distributor in whole or in part upon written notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales bulletins and advertising. Dealer is not authorized to modify or translate any such materials without Distributor's prior written consent.


   8.  Shares
       ------

        a. Distributor acts solely as agent for the Fund and Distributor shall have no obligation or responsibility with respect to Dealer's right to purchase or sell Shares in any state or jurisdiction.

        b. Distributor shall periodically furnish Dealer with information identifying the states or jurisdictions in which it is believed that all necessary notice, registration or exemptive filings for Shares have been made under applicable securities laws such that offers and sales of Shares may be made in such states or jurisdictions. Distributor shall have no obligation to make such notice, registration or exemptive filings with respect to Shares in any state or jurisdiction.

        c. Dealer agrees not to transact orders for Shares in states or jurisdictions in which it has been informed that Shares may not be sold or in which it and its personnel are not authorized to sell Shares.

        d. Distributor shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of Dealer or Dealer's personnel selling Fund Shares. Distributor shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such Shares or for any matter in connection therewith.

        e. Dealer agrees that it will make no offers or sales of Shares in any foreign jurisdiction, except with the express written consent of Distributor.


   9.  Indemnification
       ---------------

        a. Dealer agrees to indemnify, defend and hold harmless Distributor and the Funds and their predecessors, successors, and affiliates, each current or former partner, officer, director, employee, shareholder or agent and each person who controls or is controlled by Distributor from any and all losses, claims, liabilities, costs, and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to; (i) any alleged violation of any statute or regulation (including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, related to the offer or sale by Dealer of Shares of the Funds pursuant to this Agreement (except to the extent that Distributor's negligence or failure to follow correct instructions received from Dealer is the cause. of such loss, claim, liability, cost or expense), (ii) any redemption or exchange pursuant to instructions received from Dealer or its partners, affiliates, officers, directors, employees or agents; or (iii) the breach by Dealer of any of its representations and warranties specified herein or the Dealer's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Dealer or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by Dealer.

        b. Distributor agrees to indemnify, defend and hold harmless Dealer and its predecessors, successors and affiliates, each current or former partner, officer, director, employee or agent, and each person who controls or is controlled by Dealer from any and all losses, claims, liabilities, costs and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them which arise, and which relate to any untrue statement of or omission to state a material fact contained in the Prospectus or any written sales literature or other marketing materials provided by the Distributor to the Dealer, required to be stated therein or necessary to make the statements therein not misleading.

        c. Dealer agrees to notify Distributor, within a reasonable time, of any claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its partners, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act of 1933, as amended.

        d. Dealer further agrees promptly to send Distributor copies of (i) any report filed pursuant to NASD Conduct Rule 3070, including, without limitation quarterly reports filed pursuant to Rule 3070(c), (ii) reports filed with any other self-regulatory organization in lieu of Rule 3070 reports pursuant to Rule 3070(c) and (iii), amendments to Dealer's Form BD.

        e. Each party's obligations under these indemnification provisions shall survive any termination of this Agreement.


   10.  Termination; Amendment
        ----------------------

        a. In addition to the automatic termination of this Agreement specified in Section 1.c. of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party. In addition, each party to this Agreement may terminate this Agreement immediately by giving written notice to the other party of that other party's material breach of this Agreement. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party's designated person at the addresses shown herein or in the most recent NASD Manual.

        b. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by Dealer.

        c. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve Dealer of its obligations, duties and indemnities specified in this Agreement. A trade placed by Dealer subsequent to its voluntary termination of this Agreement will not serve to reinstate the Agreement, Reinstatement except in the case of a temporary suspension of Dealer, will only be effective upon written notification by Distributor.

        d. This Agreement is not assignable or transferable and will terminate automatically in the event of its "assignment," as defined in the Investment Company Act of 1940, as amended and the rules, regulations and interpretations thereunder. The Distributor may, however, transfer any of its duties under this Agreement to any entity that controls or is under common control with Distributor.

        e. This Agreement may be amended by Distributor at any time by written notice to Dealer. Dealer's placing of an order or accepting payment of any kind after the effective date and receipt of notice of such amendment shall constitute Dealer's acceptance of such amendment.


   11.  Distributor's Representations and Warranties
        --------------------------------------------

        Distributor represents and warrants that:

        a. It is a limited liability company duty organized and existing and in good standing under the laws of the state of Delaware and is duty registered or exempt from registration as a broker-dealer in all states and Jurisdictions in which it provides services as principal underwriter and distributor for the Funds.

        b.  It is a member in good standing of the NASD.

        c. It is empowered under applicable laws and by Distributor's charter and bylaws to enter into this Agreement and perform all activities and services of the Distributor provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Distributor's ability to perform under this Agreement.

        d. All requisite actions have been taken to authorize Distributor to enter into and perform this Agreement.


   12.  Additional Dealer Representations and Warranties
        ------------------------------------------------

        In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents and warrants that:

        a. It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized and that Dealer will not offer Shares of any Fund for sale in any state or jurisdiction where such Shares may not be legally sold or where Dealer is not qualified to act as a broker-dealer.

        b. It is empowered under applicable laws and by Dealer's organizational documents to enter into this Agreement and perform all activities and services of the Dealer provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer's ability to perform under this Agreement.

        c. All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

        d. It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under state or federal securities laws, rules or regulations.

    13. Setoff; Dispute Resolution; Governing Law
        -----------------------------------------

        a. Should any of Dealer's concession accounts with Distributor have a debit balance, Distributor shall be permitted to offset and recover the amount owed from any other account Dealer has with Distributor, without notice or demand to Dealer.

        b. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules and procedures of the NASD. The parties agree that, to the extent permitted under such arbitration rules and procedures, the arbitrators selected shall be from the securities industry. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

        c. This Agreement shall be governed and construed in accordance with the laws of the state of New Jersey, not including any provision which would require the general application of the law of another jurisdiction.

    14. Investigations and Proceedings
        ------------------------------

        The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each's activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

    15. Captions
        --------

        All captions used in this Agreement are for convenience only, are not a party hereof, and are not to be used in construing or interpreting any aspect hereof

    16. Entire Understanding
        --------------------

        This Agreement contains the entire understanding of the panics hereto with respect to the subject matter contained herein and supersedes all previous agreements. This Agreement shall be binding upon the parties hereto when signed by Dealer and accepted by Distributor.

    17. Severability
        ------------

        Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

    18. Entire Agreement
        ----------------

        This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties. This Agreement shall be binding upon the parties hereto when signed by Dealer and accepted by Distributor.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year set forth below.

PRUDENTIAL INVESTMENT MANAGEMENT
SERVICES LLC

By:_____________________________

Name:___________________________

Title:__________________________


Date:___________________________


DEALER:_________________________

By:_____________________________
           (Signature)

Name:___________________________

Title:__________________________

Address:________________________

        ________________________

        ________________________

Telephone:______________________

NASD CRD #______________________

Prudential Dealer #_____________
(Internal Use Only)

Date:___________________________